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                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to incorporation by reference in the registration statement on Form S-8 of Anika Research, Inc. of our report dated October 13, 1995, relating to the balance sheets of Anika Research, Inc. as of August 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1995, which report appears in the August 31, 1995 annual report on Form 10-K of Anika Research, Inc.

                                   KPMG PEAT MARWICK LLP

Boston, Massachusetts
June 14, 1996

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